PROXY

                            BARON SMALL CAP PORTFOLIO
                                       OF
                                              THE LEGENDS FUND, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 18, 2003

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Baron Small Cap Portfolio of The Legends Fund, Inc. (the "Company") hereby appoints [NAMES], or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 18, 2003, at the offices of the Company, 515 West Market Street, Louisville, Kentucky 40202, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Touchstone Baron Small Cap Fund, a series of Touchstone Variable Series Trust, will (i) acquire all of the assets of Baron Small Cap Portfolio, a series of the Company; and (ii) assume all of the liabilities of the Company's Baron Small Cap Portfolio.

          FOR  [       ]     AGAINST  [       ]     ABSTAIN  [             ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                              Dated:                              , 2003
                                    ------------------------------

                              Integrity Life Insurance Company
                              -----------------------------------
                              Name of Insurance Company


                              Name and Title of Authorized Officer


                              Signature of Authorized Officer

BARON SMALL CAP PORTFOLIO

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
Integrity Life Insurance Company
Separate Account II


                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                    PLEASE SIGN, DATE AND RETURN YOUR VOTING
                               INSTRUCTIONS TODAY!

        VOTING INSTRUCTIONS TO INTEGRITY LIFE INSURANCE COMPANY FOR THE
                       SPECIAL MEETING OF SHAREHOLDERS OF
              THE LEGENDS FUND, INC. TO BE HELD ON APRIL 18, 2003
                   VOTING INSTRUCTIONS SOLICITED ON BEHALF OF
                        INTEGRITY LIFE INSURANCE COMPANY

The undersigned hereby instructs Integrity Life Insurance Company (the "Insurance Company") to vote all shares of the Baron Small Cap Portfolio of The Legends Fund, Inc. (the "Company") and represented by units held by the undersigned at a special meeting of shareholders of the Company to be held at 10:00 a.m., local time, on April 18, 2003, at the offices of the Company, 515 West Market Street, Louisville, Kentucky 40202 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Insurance Company is authorized to vote upon such other matters as may properly come before the meeting.

               --------------------------------------------------------------
               You may also give voting instructions by telephone:

               o        Call toll free 1-800-_______.

               o        Enter your control number (found below)

               o        Follow the simple instructions


               CONTROL NUMBER - 999 9999 9999 999
               --------------------------------------------------------------

         RECEIPT OF THE NOTICE(S) OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                             Signature


                                             Signature (if held jointly)


                                             Date

                                             (Please see reverse side)

   UNITS HELD ON BEHALF OF THE CONTRACT OWNER WILL BE VOTED AS INDICATED
     BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.


IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE INSURANCE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE INSURANCE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|


PORTFOLIO                                            UNITS
Baron Small Cap


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
                                         ---


         1. To approve an Agreement and Plan of Reorganization whereby Touchstone Baron Small Cap Fund, a series of Touchstone Variable Series Trust, will (i) acquire all of the assets of Baron Small Cap Portfolio, a series of the Company, and (ii) assume the liabilities of Baron Small Cap Portfolio, substantially as described in the accompanying Prospectus/Proxy Statement.


Mark|_| To Vote FOR; or |_| To Vote AGAINST; or |_| To ABSTAIN From Voting.





 IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING OR FAXING


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